SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 3, 2012

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 3, 2012, Winthrop Realty Trust (“Winthrop”), through 50-50 joint ventures with subsidiaries of Elad Canada Inc. (“Elad”), consummated the acquisition of an approximately $140,300,000 defaulted first mortgage loan (exclusive of approximately $6,000,000 of accrued default interest and expenses) (the “Original Loan”) secured by a 942,000 square foot, office and retail historical and landmarked property located at One South State Street, in downtown Chicago, Illinois (the “Property”).  The purchase price for the Original loan was approximately $128,000,000.  Upon acquisition, the Original Loan was restructured into: (i)  a $100,000,000 non-recourse mortgage loan (the “Bridge Loan”) provided by a third party lender (the “Bridge Lender”), a $47,500,000 mezzanine loan (inclusive of additional advances for reserves, property expenses and transaction costs) (the “Mezzanine Loan”) held by a Winthrop-Elad joint venture (the “Winthrop-Elad Mezzanine Lender”) and a profits participation (the “Profits Participation’) in the Property held by a Winthrop-Elad joint venture (the “PP Holder”).

1.	Bridge Loan

Pursuant to the terms of the Bridge Loan, the Bridge Lender advanced to the owner of the Property (the “Property Owner”) a $100,000,000 mortgage loan, the proceeds of which were used to acquire in part the Original Loan.  In addition, the Bridge Lender has committed to provide up to an additional $8,650,000 for tenant improvements, leasing commissions and capital expenditures.  The funding of such additional advances are subject to conditions including that the Property Owner provide at least 30% of the cost of all such tenant improvements, leasing commissions and capital expenditures.  See “Mezzanine Loan” below.

The Bridge Loan (A) requires monthly payments of interest only at the rate of 8% per annum, with an additional 3% per annum accruing and being added to principal on a monthly basis, and (B) matures on February 9, 2015.  The Property Owner is permitted to prepay the Bridge Loan without premium or penalty from and after October 9, 2013.

Winthrop and an affiliate of Elad and certain affiliates of the Property Owner (collectively, the “Guarantors”) provided customary bankruptcy, environmental and non-recourse carve-out guarantees which include, inter alia, the following events: fraud or intentional misrepresentation by the Property Owner or any of the guarantors; transfer or disposal of any portion of the Property in violation of the terms of the loan documents; misappropriation of any proceeds derived from the Property; failure to deliver rents to the Lender upon foreclosure; failure to maintain insurance policies suitable to the Property; failure to pay taxes or levies in connection with the Property; breach of the Property’s redevelopment agreement; claims by governmental authorities for reimbursement of funds paid to the Property Owner or its affiliates in connection with the redevelopment agreement; and Borrower’s failure to maintain its status as a special purpose entity as defined in the loan documents.  The Guarantors also provided a $1,000,000 interest shortfall guaranty which is callable if, prior to an event of default or the Bridge Lender’s possession of the Property, the interest reserve account contains less than $1,000,000.  At closing, $2,000,000 was placed in the interest reserve account.

As a condition to obtaining the Bridge Loan, Winthrop agreed not to transfer its interest in the Mezzanine Loan or the Profits Participation without the consent of the Bridge Lender, which consent may be granted or withheld in Bridge Lender’s sole discretion.  Further, the Guarantors (and in certain circumstances, only Winthrop) are required to maintain $5,000,000 of liquidity and a $150,000,000 net worth during the term of the Bridge Loan.

2.	Mezzanine Loan

A portion of the Original Loan, after taking into account (i) the Bridge Loan, together with all expenses associated with the transactions and additional amounts for reserves and satisfaction of certain Property Owner expenses, and (ii) the Profits Participation, was converted into the Mezzanine Loan.  The lenders under the Mezzanine Loan are the Winthrop-Elad Mezzanine Lender and an affiliate of the current Property Owner (the “Affiliate Mezzanine Lender”, together with the Winthrop-Elad Mezzanine Lender, the “Mezzanine Lenders”).  The initial approximately $47,500,000 principal amount of the Mezzanine Loan was funded entirely by the Winthrop-Elad Mezzanine Lender.  Additional advances under the Mezzanine Loan may be made to fund certain tenant improvements, leasing commissions and capital expenditures as well as operating shortfalls (which includes Mezzanine Loan base debt service).  The Winthrop-Elad Mezzanine Lender is obligated to fund (i) 100% of the tenant improvements, leasing commissions and capital expenditures required to complete the build-out for the Target and DSW Shoe Warehouse space, which is estimated to cost approximately $4,400,000 (all of which is presently held in a reserve account with the Bridge Lender) and (ii) 80% of additional tenant improvements, leasing commissions and capital expenditures not funded under the Bridge Loan.  Assuming that the Bridge Lender funds 70% of such tenant improvements, leasing commissions and capital expenditures as contemplated by the terms of the Bridge Loan, the Winthrop-Elad Mezzanine Lender would effectively be required to fund 24% of such tenant improvements, leasing commissions and capital expenditures.  All operating expense shortfalls and 20% (6% if the Bridge Lender funds its proportionate share) of additional tenant improvements, leasing commissions and capital expenditures are required to be funded by the Affiliated Mezzanine Lender.  Certain other expenses incurred by the Mezzanine Lenders (such as, for example, amounts expended to cure defaults under the Bridge Loan) are deemed future advances and added to the outstanding principal balance of the Mezzanine Loan.

The Mezzanine Loan requires monthly payments of interest only at the rate of 10% per annum, with an additional 5% per annum (subject to increase as described below) (the “Accrual Interest”) payable solely to the extent of cash flow.  If there is insufficient cash flow to pay the Accrual Interest, then the Accrual Interest accrues on a monthly basis.  The Mezzanine Loan matures 180 days after the Recapture Expiration (as defined below) which maturity date is currently expected to be June 30, 2018.  In order to fully satisfy the Mezzanine Loan, the borrower under the Mezzanine Loan (the “Mezz Borrower”) is required to pay to the  Mezzanine Lenders (i) an amount sufficient to  repay the principal amount of the Mezzanine Loan, (ii) if the Mezzanine Loan is not satisfied in full prior to maturity of the Mezzanine Loan or if an event of default occurs under the Mezzanine Loan, an additional amount equal to approximately $18,000,000, which represents the discount on the purchase price paid by the Winthrop-Elad joint ventures to acquire the Original Loan, together with accrued default interest and expenses, and (iii) an amount sufficient to provide the Mezzanine Lenders, after taking into account all payments received by the Mezzanine Lenders on account of the Mezzanine Loan, with a 15% IRR (subject to increase as described below).

The Mezzanine Loan is collateralized by 100% of the membership interests in the Property Owner.  However, due to the historical tax credits allocated with respect to the Property as described below under “Profits Participation”, the lenders under the Mezzanine Loan are prohibited from foreclosing on the collateral until the Recapture Expiration except in limited circumstances including a foreclosure of the Bridge Loan.

Under the terms of the Mezzanine Loan documents, if the Winthrop-Elad Mezzanine Lender receives a principal payment of $3,000,000 prior to December 31, 2012 (the “2012 Repayment”), (i) the rate on the Accrual Interest will increase to 5.5% per annum and (ii) the IRR will increase to a rate of 15.5% per annum.

3.	Profits Participation

As part of the restructuring of the Original Loan, the PP Holder acquired an interest in the Mezz Borrower which entitles the PP Holder from and after the Recapture Expiration to 65% of all future cash flow and capital proceeds derived from the Property from and after the Recapture Expiration and after satisfaction of the Bridge Loan and Mezzanine Loan (the “Profits Participation”).  The Profits Participation will decrease to 60% if the Winthrop-Elad Mezzanine Lender receives the 2012 Repayment.  Further, under the terms of the Mezz Borrower operating agreement, all major decisions involving the Mezz Borrower or the Property Owner require the consent of the PP Holder including, without limitation, sales, refinancings (except in a limited circumstances) and leases.

As a historical property, the rehabilitation work at the Property generates historic tax credits all of which have been and will continue to be allocated to a non-affiliated third party member of the Mezz Borrower (the “Tax Credit Member”).  In order to avoid recapture of any historic tax credits, the sale of the Property is not permitted until the first day of the calendar year following the date that is five years after the last date on which the Property is “placed in service” (the “Recapture Expiration”).   It is presently anticipated that the last “placed in service date” will be in 2012 resulting in the Recapture Expiration occurring on January 1, 2018.  This date is subject to change based on the timing of the improvements at the Property.  In addition, prior to the Recapture Expiration, the Tax Credit Member is entitled to receive 99.99% of all distributions.  Based on the terms of the Mezz Borrower’s operating agreement, it is not expected that any distributions will be payable to the Mezz Borrower’s members (including the Tax Credit Member) prior to the Recapture Expiration.

4.	Winthrop-Elad Joint Ventures

Winthrop and Elad entered into two joint ventures in connection with the transactions described above.  One joint venture was formed to be the Winthrop-Elad Mezzanine Lender and the other joint venture was formed to be the PP Holder.  The terms of the two joint venture agreements are substantially identical with (i) the consent of both Winthrop and Elad being required for substantially all actions of the Winthrop-Elad Mezzanine Lender and the PP Holder and (ii) each of Winthrop and Elad indirectly required to contribute one-half of all joint venture expenses and any future advances under the Mezzanine Loan for which the Winthrop-Elad joint venture has agreed to advance.

Item 2.01  Completion of Acquisition or Disposition of Assets

On February 3, 2012, Winthrop (together with Elad) consummated the transactions described in Item. 1.01 of this Current Report.  The material terms and conditions of the acquisition are set forth in Item 1.01 of this Current Report and are incorporated in this Item 2.01.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 3, 2012, Winthrop provided certain customary non-recourse guarantees and an interest reserve shortfall guaranty as described under “Bridge Loan” in Item. 1.01 of this Current Report.  The material terms and conditions of the description of the Bridge Loan are set forth in Item 1.01 of this Current Report and are incorporated in this Item 2.03.

Item 8.01	Other Events

On February 6, 2012, Winthrop issued a press release announcing the transaction described in Item 1.01 above.  A copy of the release is furnished as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(c)           Exhibits

99.1	Press Release dated February 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 8th day of February, 2012.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chief Executive Officer